                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

                      (MERCANTILE(R) BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:

      Gerald R. Johnson, Jr.                 Charles Christmas
      Chairman & CEO                         Chief Financial Officer
      616-726-1200                           616-726-1202
      gjohnson@mercbank.com                  cchristmas@mercbank.com

            MERCANTILE BANK CORPORATION ANNOUNCES THIRD QUARTER NET
                        INCOME OF $4.3 MILLION, UP 38.1%

Grand Rapids, MI, October 10, 2005 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the quarter ended September 30, 2005 of $4.3 million, an increase of 38.1 percent from the $3.1 million reported for the quarter ended September 30, 2004. Diluted earnings per share were $0.56 compared with $0.41 reported for the prior-year third quarter, an increase of 36.6 percent. Earnings for the third quarter of 2004 include an $845,000 ($548,000 after-tax) write-off associated with the unamortized balance of issuance costs related to the redemption of a $16.0 million trust preferred offering issued in 1999. Excluding this one-time expense, net income and diluted earnings per share for the current period increased 17.4 percent and 16.7 percent, respectively, over earnings for the prior-year quarter.

For the first nine months of 2005, Mercantile reported net income of $13.4 million, an increase of 44.6 percent from the $9.2 million reported in the prior-year period. Diluted earnings per share were $1.72, an increase of 43.3 percent from the first nine months of 2004. Excluding the one-time charge incurred in 2004, net income and diluted earnings per share for the current nine-month period increased 36.5 percent and 35.4 percent, respectively, over the prior-year period.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "The third quarter marked another period of strong organic balance sheet and revenue growth, combined with excellent asset quality. We now have full-service banking offices in Lansing and Ann Arbor, Michigan, headed by talented teams of local bankers experienced in middle-market lending.

The business communities in both cities have welcomed Mercantile for the same reasons that have contributed to our success in Grand Rapids and Holland: commercial lending expertise combined with exceptional service. Our bank's new name -- Mercantile Bank of Michigan -- reflects these expansion initiatives."

Mr. Johnson commented that effective management of Mercantile's balance sheet has enabled the company to benefit over the past year from the rising interest rate environment. "Year-to-date," Mr. Johnson continued, "Our 3.48 percent net interest margin has improved 24 basis points over the same period last year. Combined with consistently strong loan growth, our momentum continues unabated." Total revenue, comprised of net interest income and non-interest income, was $15.4 million for the third quarter of 2005, an increase of 28.2 percent over the $12.0 million reported for the third quarter of 2004. Net interest income for the current quarter increased 29.6 percent over the prior-year third quarter to $14.1 million, reflecting a combination of 20.9 percent growth in average earning assets and a 23 basis point improvement in the net interest margin to
3.46 percent. Non-interest income was $1.3 million, a 15.1 percent increase over last year's third quarter.

Non-interest expense for the third quarter of 2005 was $8.3 million, an increase of $1.9 million or 29.7 percent over the prior-year period, in support of extensive infrastructure expansion. Excluding the one-time charge incurred in the third quarter of 2004, non-interest expense increased 49.4 percent. Salaries and benefits, up $1.4 million or 38.8 percent, represented 73.2 percent of the dollar increase; Mercantile added 73 full-time equivalent employees (an increase of 38.4 percent) year-over-year. Occupancy, equipment and furniture expense rose
86.4 percent, also in support of corporate growth, and in particular, from the investment in the Holland, Lansing and Ann Arbor full-service banking offices and the recently-opened new headquarters building in Grand Rapids. Other non-interest expense was $2.1 million for the 2005 third quarter, a decline of
3.5 percent from the year earlier level; excluding the one-time third quarter 2004 charge, this category rose 59.1 percent in 2005, primarily from expenses associated with the company's increased size. The efficiency ratio was 54.02 percent for the third quarter of 2005, reflecting the many expansion initiatives, compared with 53.40 percent for the prior-year period, and 46.37 percent excluding the one-time third quarter 2004 charge.

Mr. Johnson continued, "We have never compromised on asset quality despite our traditionally robust level of loan growth -- another indication of the caliber of our lenders and our credit controls." Net charge-offs for the third quarter of 2005 were $181,000, or 0.05 percent of average loans on an annualized basis, compared with $140,000 or 0.04 percent for the preceding quarter and $467,000, or 0.15 percent for the prior-year third quarter. Non-performing assets were $2.1 million, or 0.12 percent of total assets at September 30, 2005, compared with $3.7 million, or 0.22 percent at June 30, 2005, and $3.0 million, or 0.20 percent twelve months ago. Loan and lease loss reserves were $19.6 million, or
1.31 percent of total loans and leases, at September 30, 2005.

Total assets were $1.80 billion at September 30, 2005, an increase of $321.8 million, or 21.8 percent, from last year's third quarter-end. Loan growth, virtually all of which was commercial, was $235.2 million, or 18.8 percent, during the same 12-month period; the increase was funded by a $252.4 million, or 22.0 percent, increase in deposits.

Shareholders' equity at September 30, 2005 was $152.3 million, a twelve-month increase of $14.4 million, or 10.4 percent. Total shares outstanding at quarter-end were 7,587,365. Mercantile's total risk-based capital ratio at quarter-end was 12.2 percent. Mr. Johnson concluded, "The Lansing and Ann Arbor markets have been receptive to our arrival, giving us much optimism regarding additional growth opportunities going forward."


About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service banking offices in greater Grand Rapids, and its full-service banking offices in Holland, Lansing, and Ann Arbor, Michigan. Mercantile Bank Corporation's common stock is listed on the NASDAQ National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

Mercantile Bank Corporation
Third Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                         SEPTEMBER 30,         DECEMBER 31,          SEPTEMBER 30,
                                                             2005                  2004                  2004
                                                       ----------------      ----------------      ----------------
                                                         (Unaudited)             (Audited)           (Unaudited)
ASSETS
   Cash and due from banks                             $     38,894,000      $     20,662,000      $     35,304,000
   Short-term investments                                       392,000               149,000               327,000
   Federal funds sold                                        33,800,000                     0             5,500,000
                                                       ----------------      ----------------      ----------------
      Total cash and cash equivalents                        73,086,000            20,811,000            41,131,000

   Securities available for sale                            109,966,000            93,826,000            87,625,000
   Securities held to maturity                               60,271,000            52,341,000            50,668,000
   Federal Home Loan Bank stock                               7,887,000             6,798,000             6,726,000

   Total loans and leases                                 1,488,959,000         1,317,124,000         1,253,713,000
   Allowance for loan and lease losses                      (19,571,000)          (17,819,000)          (17,045,000)
                                                       ----------------      ----------------      ----------------
      Total Loans and leases, net                         1,469,388,000         1,299,305,000         1,236,668,000

   Premises and equipment, net                               30,791,000            24,572,000            21,319,000
   Bank owned life insurance policies                        26,075,000            23,750,000            16,966,000
   Accrued interest receivable                                8,039,000             5,644,000             5,638,000
   Other assets                                              11,267,000             9,072,000             8,208,000
                                                       ----------------      ----------------      ----------------

      Total assets                                     $  1,796,770,000      $  1,536,119,000      $  1,474,949,000
                                                       ================      ================      ================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                              $    116,107,000      $    101,742,000      $    111,042,000
      Interest-bearing                                    1,281,173,000         1,057,439,000         1,033,815,000
                                                       ----------------      ----------------      ----------------
         Total deposits                                   1,397,280,000         1,159,181,000         1,144,857,000

   Securities sold under agreement to repurchase             62,994,000            56,317,000            46,691,000
   Federal funds purchased                                            0            15,000,000                     0
   Federal Home Loan Bank advances                          135,000,000           120,000,000           120,000,000
   Subordinated debentures                                   32,990,000            32,990,000            16,495,000
   Other borrowed money                                       2,211,000             1,609,000             1,508,000
   Accrued expenses and other liabilities                    13,975,000             9,405,000             7,463,000
                                                       ----------------      ----------------      ----------------
         Total liabilities                                1,644,450,000         1,394,502,000         1,337,014,000

SHAREHOLDERS' EQUITY
   Common stock                                             148,472,000           131,010,000           130,935,000
   Retained earnings                                          4,287,000            10,475,000             6,635,000
   Accumulated other comprehensive income (loss)               (439,000)              132,000               365,000
                                                       ----------------      ----------------      ----------------
      Total shareholders' equity                            152,320,000           141,617,000           137,935,000

      Total liabilities and shareholders' equity       $  1,796,770,000      $  1,536,119,000      $  1,474,949,000
                                                       ================      ================      ================

Mercantile Bank Corporation
Third Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                               THREE MONTHS ENDED    THREE MONTHS ENDED     NINE MONTHS ENDED    NINE MONTHS ENDED
                                               September 30, 2005    September 30, 2004    September 30, 2005    September 30, 2004
                                               ------------------    ------------------    ------------------    ------------------
                                                  (Unaudited)           (Unaudited)           (Unaudited)           (Unaudited)

INTEREST INCOME
   Loans and leases, including fees              $   24,570,000        $   16,193,000        $   66,592,000        $   44,823,000
   Investment securities                              2,113,000             1,598,000             6,036,000             4,424,000
   Federal funds sold                                    76,000                26,000               176,000                53,000
   Short-term investments                                 5,000                 2,000                11,000                 3,000
                                                 --------------        --------------        --------------        --------------
      Total interest income                          26,764,000            17,819,000            72,815,000            49,303,000

INTEREST EXPENSE
   Deposits                                          10,554,000             5,706,000            26,886,000            15,385,000
   Short-term borrowings                                475,000               220,000             1,188,000               576,000
   Federal Home Loan Bank advances                    1,148,000               652,000             3,011,000             1,778,000
   Long-term borrowings                                 515,000               385,000             1,395,000             1,219,000
                                                 --------------        --------------        --------------        --------------
      Total interest expense                         12,692,000             6,963,000            32,480,000            18,958,000
                                                 --------------        --------------        --------------        --------------

      Net interest income                            14,072,000            10,856,000            40,335,000            30,345,000

   Provision for loan and lease losses                  895,000             1,200,000             2,520,000             3,674,000
                                                 --------------        --------------        --------------        --------------

      Net interest income after provision
         for loan and lease losses                   13,177,000             9,656,000            37,815,000            26,671,000

NON INTEREST INCOME
   Service charges on accounts                          369,000               319,000             1,048,000               930,000
   Net gain on sales of securities                            0                     0                     0                78,000
   Net gain on sales of loans                            56,000               135,000                84,000               175,000
   Other income                                         905,000               702,000             2,626,000             2,013,000
                                                 --------------        --------------        --------------        --------------
      Total non interest income                       1,330,000             1,156,000             3,758,000             3,196,000

NON INTEREST EXPENSE
   Salaries and benefits                              4,983,000             3,589,000            13,547,000            10,382,000
   Occupancy                                            805,000               401,000             1,889,000             1,170,000
   Furniture and equipment                              459,000               277,000             1,109,000               817,000
   Other expense                                      2,073,000             2,148,000             5,770,000             4,601,000
                                                 --------------        --------------        --------------        --------------
      Total non interest expense                      8,320,000             6,415,000            22,315,000            16,970,000
                                                 --------------        --------------        --------------        --------------

      Income before federal income tax expense        6,187,000             4,397,000            19,258,000            12,897,000

   Federal income tax expense                         1,887,000             1,283,000             5,906,000             3,664,000
                                                 --------------        --------------        --------------        --------------

      Net income                                 $    4,300,000        $    3,114,000        $   13,352,000        $    9,233,000
                                                 ==============        ==============        ==============        ==============

   Basic earnings per share                      $         0.57        $         0.41        $         1.76        $         1.23

   Diluted earnings per share                    $         0.56        $         0.41        $         1.72        $         1.20

   Average shares outstanding *                       7,585,879             7,534,833             7,577,339             7,527,657

   Average diluted shares outstanding *               7,732,872             7,684,262             7,747,293             7,682,335

Mercantile Bank Corporation
Third Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                       QUARTERLY                                 YEAR-TO-DATE
                                            --------------------------------------------------------------  -----------------------
                                               2005         2005         2005         2004         2004
(dollars in thousands except per share data)  3RD QTR     2ND QTR      1ST QTR      4TH QTR      3RD QTR       2005         2004
                                            ----------   ----------   ----------   ----------   ----------  ----------   ----------

EARNINGS
 Net interest income                        $   14,072       13,608       12,655       12,082       10,856      40,335       30,345
 Provision for loan and lease losses        $      895          900          725        1,000        1,200       2,520        3,674
 NonInterest income                         $    1,330        1,218        1,210        1,106        1,156       3,758        3,196
 NonInterest expense                        $    8,320        7,145        6,850        6,228        6,415      22,315       16,970
 Net income                                 $    4,300        4,690        4,362        4,488        3,114      13,352        9,233
 Basic earnings per share                   $     0.57         0.62         0.58         0.59         0.41        1.76         1.23
 Diluted earnings per share                 $     0.56         0.61         0.57         0.58         0.41        1.72         1.20
 Average shares outstanding                  7,585,879    7,579,437    7,566,638    7,549,053    7,534,833   7,577,339    7,527,657
 Average diluted shares outstanding          7,732,872    7,720,821    7,712,820    7,717,686    7,684,262   7,747,293    7,682,335

PERFORMANCE RATIOS
 Return on average assets                         0.98%        1.13%        1.11%        1.18%        0.86%       1.07%        0.92%
 Return on average common equity                 11.33%       12.80%       12.36%       12.74%        9.06%      12.15%        9.23%
 Net interest margin (fully tax-equivalent)       3.46%        3.52%        3.46%        3.43%        3.23%       3.48%        3.24%
 Efficiency ratio                                54.02%       48.19%       49.41%       47.22%       53.40%      50.61%       50.60%
 Full-time equivalent employees                    263          237          212          194          190         263          190

CAPITAL
 Average equity to average assets                 8.65%        8.81%        8.99%        9.29%        9.54%       8.81%        9.99%
 Tier 1 leverage capital ratio                   10.62%       10.86%       11.13%       11.53%       10.75%      10.62%       10.75%
 Tier 1 risk-based capital ratio                 11.07%       11.40%       11.53%       11.82%       10.99%      11.07%       10.99%
 Total risk-based capital ratio                  12.24%       12.58%       12.71%       13.03%       12.21%      12.24%       12.21%
 Book value per share                       $    20.08        19.63        19.04        18.71        18.26       20.08        18.26
 Cash dividend per share                    $     0.11         0.11         0.10         0.09         0.09        0.32         0.27

ASSET QUALITY
 Gross loan charge-offs                     $      338          211          493          262          581       1,042        1,143
 Net loan charge-offs                       $      181          140          447          226          467         768        1,008
 Net loan charge-offs to average loans            0.05%        0.04%        0.13%        0.07%        0.15%       0.07%        0.12%
 Allowance for loan and lease losses        $   19,571       18,856       18,097       17,819       17,045      19,571       17,045
 Allowance for losses to total loans              1.31%        1.32%        1.32%        1.35%        1.36%       1.31%        1.36%
 Nonperforming loans                        $    1,926        2,535        4,016        2,842        2,985       1,926        2,985
 Other real estate and repossessed assets   $      195        1,177        1,177            0            0         195            0
 Nonperforming assets to total assets             0.12%        0.22%        0.31%        0.19%        0.20%       0.12%        0.20%

END OF PERIOD BALANCES
 Loans and leases                           $1,488,959    1,424,463    1,374,577    1,317,124    1,253,713   1,488,959    1,253,713
 Total earning assets (before allowance)    $1,701,275    1,620,632    1,575,697    1,470,238    1,404,559   1,701,275    1,404,559
 Total assets                               $1,796,770    1,709,153    1,664,876    1,536,119    1,474,949   1,796,770    1,474,949
 Deposits                                   $1,397,280    1,321,844    1,290,017    1,159,181    1,144,857   1,397,280    1,144,857
 Shareholders' equity                       $  152,320      149,200      144,501      141,617      137,935     152,320      137,935

AVERAGE BALANCES
 Loans and leases                           $1,460,792    1,402,469    1,345,336    1,276,913    1,219,325   1,403,289    1,144,206
 Total earning assets (before allowance)    $1,647,294    1,582,453    1,511,891    1,428,121    1,361,985   1,581,042    1,276,387
 Total assets                               $1,740,203    1,669,202    1,591,764    1,504,526    1,429,059   1,667,600    1,337,686
 Deposits                                   $1,339,486    1,281,652    1,214,890    1,150,606    1,094,166   1,279,132    1,015,415
 Shareholders' equity                       $  150,540      146,997      143,169      139,744      136,290     146,926      133,629

Mercantile Bank Corporation
Third Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
           Reconciliation of GAAP-Based Operating Performance Measures
                   and Adjusted Operating Performance Measures


The following schedule reflects the adjustment of GAAP-based operating results and certain performance measures for the one-time charge associated with the unamortized balance of issuance costs of trust preferred securities that were redeemed during the third quarter of 2004. Management believes excluding the impact of the one-time charge from 2004 operating results and performance measures allows a more meaningful comparison of 2005 results to 2004 results.

                                                      THREE MONTHS ENDED  THREE MONTHS ENDED  NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      September 30, 2005  September 30, 2004  September 30, 2005  September 30, 2004
                                                      ------------------  ------------------  ------------------  ------------------
                                                          (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)

GAAP-BASED OPERATING PERFORMANCE MEASURES

   Net interest income                                  $   14,072,000      $   10,856,000      $   40,335,000      $   30,345,000
   Provision for loan and lease losses                         895,000           1,200,000           2,520,000           3,674,000
   Noninterest income                                        1,330,000           1,156,000           3,758,000           3,196,000
   Noninterest expense                                       8,320,000           6,415,000          22,315,000          16,970,000
                                                        --------------      --------------      --------------      --------------
         Income before federal income tax expense            6,187,000           4,397,000          19,258,000          12,897,000
   Federal income tax expense                                1,887,000           1,283,000           5,906,000           3,664,000
                                                        --------------      --------------      --------------      --------------
         Net income                                          4,300,000           3,114,000          13,352,000           9,233,000

   Basic earnings per share                             $         0.57      $         0.41      $         1.76      $         1.23
   Diluted earnings per share                                     0.56                0.41                1.72                1.20

   Return on average assets                                       0.98%               0.86%               1.07%               0.92%
   Return on average equity                                      11.33%               9.06%              12.15%               9.23%
   Net interest margin                                            3.46%               3.23%               3.48%               3.24%
   Efficiency ratio                                              54.02%              53.40%              50.61%              50.60%

ADJUSTED OPERATING PERFORMANCE MEASURES

   Net interest income                                  $   14,072,000      $   10,856,000      $   40,335,000      $   30,345,000
   Provision for loan and lease losses                         895,000           1,200,000           2,520,000           3,674,000
   Noninterest income                                        1,330,000           1,156,000           3,758,000           3,196,000
   Noninterest expense                                       8,320,000           6,415,000          22,315,000          16,970,000
   Elimination of one-time charge associated
      with redemption of trust preferred securities                  0             845,000                   0             845,000
                                                        --------------      --------------      --------------      --------------
         Income before federal income tax expense            6,187,000           5,242,000          19,258,000          13,742,000
   Federal income tax expense                                1,887,000           1,283,000           5,906,000           3,664,000
   Increase in federal income tax expense due to
      elimination of one-time charge                                 0             297,000                   0             297,000
                                                        --------------      --------------      --------------      --------------
         Net income                                          4,300,000           3,662,000          13,352,000           9,781,000

   Basic earnings per share                             $         0.57      $         0.49      $         1.76      $         1.30
   Diluted earnings per share                                     0.56                0.48                1.72                1.27

   Return on average assets                                       0.98%               1.02%               1.07%               0.98%
   Return on average equity                                      11.33%              10.66%              12.15%               9.78%
   Net interest margin                                            3.46%               3.23%               3.48%               3.24%
   Efficiency ratio                                              54.02%              46.37%              50.61%              48.08%